UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2015 (September 11, 2015)

Commission file number: 001-14330

AVINTIV SPECIALTY MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	57-1003983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina 28269	(704) 697-5100
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01 Other Events.

On September 11, 2015, a subsidiary of AVINTIV Specialty Materials Inc. (the “Company”), PGI Polímeros do Brasil S.A., a Brazilian corporation, launched a tender offer (the “Mandatory Tender Offer”) to acquire all of the remaining approximately 28.75% of outstanding capital stock of Companhia Providência Indústria e Comércio, a Brazilian corporation (“Providência”), from Providência’s remaining minority shareholders. The price per share offered to be paid to minority shareholders in connection with the Mandatory Tender Offer will be substantially the same price per share paid to the selling shareholders upon acquisition of control of Providência, which includes a deferred price amount per share relating to certain unaccrued tax claims of Providência. In addition, the minority shareholders will have the opportunity to elect an alternative price structure with no escrow or deferred purchase price. Minority shareholders holding approximately 74% of the total shares held by all minority shareholders have entered into a tender offer participation agreement pursuant to which they have agreed to accept the alternative price. Assuming all remaining minority shareholders tender their shares at the alternate price, the total consideration, including accreted interest, for the Mandatory Tender Offer will be approximately Brazilian R$242 million as of September 10, 2015. While we intend to acquire all of the remaining outstanding capital stock of Providência pursuant to the Mandatory Tender Offer, there is no assurance that we will be able to do so as the remaining minority shareholders who have not entered into a tender offer participation agreement have the right, but not the obligation, to sell their remaining outstanding capital stock of Providência.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in the Company’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015

AVINTIV SPECIALTY MATERIALS INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President and Chief Financial Officer